Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (the “Amendment”), is entered into on June 11, 2013 by and among Elephant Talk Communications Corp., a Delaware corporation with offices located at 9705 N. Broadway Ext. Ste. 200, 2nd Floor, Oklahoma City, OK 73114 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”). Capitalized terms used in this Amendment that are not otherwise defined have the meanings set forth in the SPA (as defined below).

RECITALS

WHEREAS, on June 3, 2013, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain investors, relating to a registered direct public offering by the Company of certain shares of the Company’s common stock, par value $.00001 per share (the “Common Stock”), and warrants to purchase certain number of shares of Common Stock pursuant to a prospectus supplement filed with the Securities and Exchange Commission on June 3, 2013;

WHEREAS, the Company and the Buyers desire to modify certain provisions of the SPA on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the applicable provisions of the SPA, the parties hereby agree as follows:

1.            Recital B of the SPA is hereby deleted in its entirety and replaced with the following:

Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms stated in this Agreement, (i) the aggregate number of shares of Common Stock, set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be collectively referred to herein as the “Common Shares”) and (ii) warrants (the “Warrants”) to initially acquire up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (all shares of Common Stock acquirable upon exercise or exchange of the Warrants, collectively, the “Warrant Shares”), as evidenced by the warrant certificate in the form attached hereto as Exhibit A, and to Steven van der Velden, CEO and Chairman of the Company, (the “CEO”) the warrant certificate in the form attached hereto as Exhibit B, and which Warrants shall be issued to such Buyer for no additional consideration.

2.            Section 1(d) of the SPA is hereby deleted in its entirety and replaced with the following:

Form of Payment; Deliveries. On or prior to the Closing Date, each Buyer shall pay its respective Purchase Price to the Company for the Common Shares and the Warrants to be issued and sold to such Buyer at the Closing (less for Crede (as defined below), the amounts, if any, withheld pursuant to Section 4(g)), by wire transfer of immediately available funds to the Escrow Agent (hereinafter defined) (in the case of Crede) or the Company (in the case of each other Buyer) in accordance with the Escrow Agent’s or the Company’s (as the case may be) written wire instructions. On the Closing Date, the Company shall (A) cause Continental Stock Transfer & Trust Company (together with any subsequent transfer agent, the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program to credit, without restriction, to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system such aggregate number of Common Shares that such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (B) deliver to each Buyer (other than the CEO) a warrant certificate, in the form attached hereto as Exhibit A and to the CEO in the form attached hereto as Exhibit B, pursuant to which such Buyer shall have the right to initially acquire up to the number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and (C) deliver to such Buyer the other documents, instruments and certificates set forth in Section 7. Notwithstanding anything to the contrary contained in the Warrants, all Warrant Shares shall be delivered via DWAC.

3.            Section 3(e) of the SPA is hereby deleted in its entirety and replaced with the following:

Consents. Except for the NYSE MKT Deal Approval, the Company is not required to obtain any consent from, authorization or order of, or make any filing which has not already been obtained or made (including, without limitation as to the listing on the Principal Market of the Common Shares and the Warrant Shares upon issuance) or registration with (other than the filing with the SEC of the Prospectus Supplement and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing will have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except for that certain notice received by the Company on May 17, 2013 from the Principal Market indicating that the Company does not satisfy the continued listing standards of the Principal Market set forth in Section 1003(a)(iv) of the Principal Market’s Company Guide (as disclosed in the Current Report on Form 8-K filed by the Company with the SEC on May 23, 2013), the Company is not in violation of the requirements of the Principal Market or foreign, federal, state or local securities laws, and except to the extent that the Company’s stock price is currently under $1.00, has no knowledge of any facts or circumstances which could reasonably lead to such violation or delisting or suspension of the Common Stock in the foreseeable future. No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings are pending or threatened by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.”

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4.            Section 3(q) of the SPA is hereby deleted in its entirety and replaced with the following:

Transactions With Affiliates. Except as disclosed in the SEC Documents and the SPA, none of the officers, directors or employees or Affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director or employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

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5.            Section 3(r) of the SPA is hereby deleted in its entirety and replaced with the following:

Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, of which 118,269,117 are issued and outstanding and 62,225,625 shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 50,000,000 shares of preferred stock, of which none are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. 42,210,910 shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “Affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “Affiliates” without conceding that any such Persons are “Affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, except as set forth in the SEC Documents, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). (i) None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except pursuant to the 2006 Non-Qualified Stock and Option Compensation Plan and the 2008 Long-Term Incentive Compensation Plan of the Company disclosed in the SEC Documents (collectively, the “Company Stock Plans”), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement other than pursuant to the Company Stock Plans; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

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6.            Section 4(d) of the SPA is hereby deleted in its entirety and replaced with the following:

Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities solely for (1) continuing product development and sales and marketing, in each case, of the Company’s business, (2) general corporate purposes and (3) repayment of the JGB Convertible Notes (hereinafter defined) in the approximate amount of $6,700,250 pursuant to the Purchase Agreement (as defined below). Without limiting the foregoing, none of such proceeds shall be used, directly or indirectly, for: (i) the satisfaction of any debt of the Company or any of its Subsidiaries (other than payment of trade payables incurred after the date hereof in the ordinary course of the Company’s business and consistent with prior practices and the debt set forth in Section 4(d)(3) above), (ii) the redemption of any securities of the Company or (iii) the settlement of any outstanding litigation.

7.            Section 4(g) of the SPA is hereby deleted in its entirety and replaced with the following:

Fees. Prior to the date hereof, the Company has paid, for the benefit of Crede CG III, Ltd. (“Crede”), a non-refundable, non-accountable document preparation fee in the amount of $25,000. In addition, by virtue of the execution of this Agreement by Crede, the Company shall be obligated to pay to Crede an additional non-refundable amount equal to $265,000 as an unallocated expense reimbursement (the “Expense Fee”) hereunder, which shall be paid by the Company by Crede withholding such amount from the Purchase Price to be paid by it at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, consultant fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

8.            Section 6(a)(i) of the SPA is hereby deleted in its entirety and replaced with the following:

Such Buyer shall have delivered to the Escrow Agent (in the case of Crede) or the Company (in the case of each other Buyer) the Purchase Price (less, in the case of Crede, the amounts withheld pursuant to Section 4(g)) for the Common Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Escrow Agent or the Company (as the case may be).

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9.            Section 6 of the SPA is amended by adding the following subsection:

(iii) Crede, the Placement Agent and the Company shall have entered into an escrow agreement (the “Escrow Agreement”) pursuant to which the Purchase Price payable by Crede shall be held in escrow by an escrow agent (the “Escrow Agent”) until the Closing.

10.          Section 7(a)(ix) of the SPA is hereby deleted in its entirety and replaced with the following:

The Company shall have obtained the approval of the Transaction Documents and the transactions contemplated thereby by the Listing and Compliance Committee of the NYSE MKT by close of business on June 14, 2013 (the “NYSE MKT Deal Approval”).

11.          Section 7(a) is amended by adding the following subsections:

(xiii) The Company shall have obtained the acceptance of the Plan of Compliance submitted by the Company on May 31, 2013 to the Listing and Compliance Committee of the NYSE MKT by close of business on June 14, 2013 (the “NYSE MKT Compliance Plan Approval”).

(xiv) The Purchase agreement, by and among the Company and each holder of a JGB Convertible Note, attached hereto as Annex 1 (the “Purchase Agreement”), pursuant to which the Company shall purchase the JGB Convertible Notes shall be in full force and effect and no breach or default (or an event which with notice or lapse of time or both would become a breach or default) thereunder shall have occurred and be continuing.

(xv) Crede, the Placement Agent and the Company shall have entered into the Escrow Agreement.

12.          The Schedule of Buyers attached to the SPA is hereby deleted in its entirety and replaced with the Schedule of Buyers attached to this Amendment.

13.          The Exercise Price of the Warrant attached to the SPA as Exhibit A is hereby reduced to $0.887.

14.          A new Exhibit B is added to the SPA in the form attached hereto as Annex 2 where the Exercise Price is hereby reduced to $0.887.

15.          The Company shall, on or before 9:15 a.m., New York time, on the first (1st) Business Day after the date of this Amendment file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment in the form required by the Exchange Act and attaching this Amendment as an exhibit thereto.

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16.            Except as expressly amended by this Amendment, the terms and conditions of the SPA remain unmodified and in full force and effect and the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of any Buyer under any Transaction Document, nor constitute an amendment or waiver of any provision of any Transaction Document and all of them shall continue in full force and effect, as amended or modified by this Amendment. In the event of any conflict between any provision of the SPA or Warrant and this Amendment, the terms of this Amendment shall govern.

17.            The provisions of Sections 9(a), 9(b), 9(c), 9(d), 9(f), 9(g), 9(h), 9(j), 9(l), 9(m), 9(n) and 9(o) of the SPA are hereby incorporated by reference mutatis mutandis.

18.            The parties acknowledge and agree that, upon the execution and delivery hereof by the Company and each of the Buyers, this Amendment shall have such binding effect.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

ELEPHANT TALK COMMUNICATIONS CORP.

By:	Steven van der Velden
Its:	Chief Executive Officer

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYER:

CREDE CG III, LTD.

By: Terren S. Peizer
Its: Managing Director

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYER:

[OTHER BUYERS]

By:
Its:

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

BUYER:

Steven van der Velden

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SCHEDULE OF BUYERS

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ANNEX 1

Purchase Agreement

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ANNEX 2

CEO Warrant

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